SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the
                          Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                               _____________LUCOR, INC.______________
                               (Name of Registrant as Specified In Its Charter)


                                _____________________________________
                               (Name of Person(s) Filing Proxy Statement
                                if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
       0-11.

     Title of each class of securities to which transaction applies:

     1.   Aggregate number of securities to which transaction applies:

          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.) :

          Proposed maximum aggregate value of transaction:

          Total Fee paid:

[ ]  Fee paid previously with preliminary materials.


[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     Amount Previously Paid:

     1.   Form, Schedule or Registration Statement No.:

     2.   Filing Party:

Date Filed:

                      1997 ANNUAL MEETING OF SHAREHOLDERS
                                   OF LUCOR, INC.
                               ____________________

                                 PROXY STATEMENT
                               ____________________

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lucor, Inc., a Florida corporation (the
"Company"), of proxies from the holders of the Company's Class A Common
Stock (the "Class A Stock") for use at the 1997 Annual Meeting of
Shareholders of the Company to be held at its corporate offices at 790
Pershing Road, Raleigh, North Carolina,  at 7:00 p.m., local time, on May
14, 1997 or at any adjournments or postponements thereof (the "Annual
Meeting"). The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent or given to holders of Class A Stock is April 20, 1997. Shareholders should review the information provided herein in conjunction with the Company's Form 10-K Annual Report (the "10-K
Report") which accompanies this Proxy Statement. The Company's principal executive offices are located at its corporate offices at 790 Pershing
Road, Raleigh, North Carolina 27608, and its telephone number is (919) 828-9511.

INFORMATION CONCERNING PROXY

  The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have a right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's principal executive offices a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

  The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies.

PURPOSES OF THE MEETING

  At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

          The election of the four members to the Company's Board of Directors to serve until the 1998 Annual Meeting or until their successors are duly elected and qualified; and

          1.   Such other business as may properly come before the Annual
               Meeting.

  Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the election of the four nominees named herein. In the event a shareholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specifications so made.



                          Schedule 14A Information
              OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

  The Board of Directors has set the close of business on March 31, 1997 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 2,144,733 shares of Class A Stock outstanding and 702,155 shares of Class B Common Stock (the "Class B Stock") outstanding, all of which are entitled to one vote on all matters to be acted upon at the Annual Meeting.

  The representation in person or by proxy of a majority of the issued and outstanding shares of Class A Stock and Class B Stock (collectively, the "Common Stock") entitled to vote is necessary to provide a quorum at the Annual Meeting. Directors of the Company are elected by a plurality vote. With respect to the election of directors, votes may be cast in favor of nominees or withheld. Withheld votes will be excluded entirely from the vote and will have no effect thereon. Broker non-votes are treated as shares as to which voting power has been withheld by the beneficial owners thereof and, therefore, as shares not entitled to vote thereon. Thus, although broker non-votes on any particular proposal have no effect on the vote for such proposal, they have the practical effect of reducing the number of affirmative votes required to approve that proposal by reducing the total number of shares entitled to vote thereon.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of March 31, 1997 by: (i) each person known to the Company to beneficially own more that 5% of the Class A Stock and Class B Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each shareholder named has sole voting and investment power with respect to such shareholder's shares.

                                  Class A Common Stock             Class B Common Stock
                             _______________________________ _______________________________
                              Number of Shares      Percent    Number of Shares     Percent
        Name                 Beneficially Owned     of Class  Beneficially Owned    of Class
        ____                 __________________     ________  __________________    ________

Stephen P. Conway                  771,706 (1)       35.98 %       492,408 (2)       70.13%
  902 Clint Moore Road
  Building 4, Suite 100
  Boca Raton, Florida 33487

Jerry B. Conway                    889,546 (3)       41.48         209,747           29.87
  790 Pershing Road
  Raleigh, North Carolina 27608

D. Fredrico Fazio                  298,659           13.93          -----            -----
  633 South Andrews Avenue
  Suite 500
  Fort Lauderdale, Florida 33301

Anthony J. Beisler, III             89,642 (4)        4.18          -----            -----
  1001 Northeast 26th Street
  Fort Lauderdale, Florida 33305

Pennzoil Products Company          759,477 (5)       35.41          -----            -----
  Pennzoil Place
  Post Office Box 2967
  Houston, Texas 77252-2967

All directors and executive      1,440,723 (6)       67.17         702,155            100%
officers as a group (10 persons)


For Stephen P. Conway's Class A Stock, this includes (i) 2,000 shares held as custodian for his children; (ii) exercisable warrants to purchase 2,000 shares held as custodian for his children; and (iii) the jointly held irrevocable proxy to vote 759,477 shares of Class A Stock, as described more fully below in footnote 5.

This includes 423,961 shares of Class B Stock held jointly with Kathleen D.
  Conway.

1. For Jerry B. Conway's Class A Stock, this includes (i) warrants to purchase 3,939 shares and (ii) the jointly held irrevocable proxy to vote 759,477 shares of Class A Stock, as more fully described below in footnote 5.

This includes 44,582 shares, and warrants to purchase 2,000 additional shares, held jointly with Mr. Beisler's wife. This account also includes (i) 14,550 shares, and warrants to purchase 3,000 additional shares, held by the Anthony J. Beisler, III P.A. Money Purchase Pension Trust, and (ii) 24,510 shares and warrants to purchase 1,000 additional shares held by Anthony J. Beisler, III P.A. Profit Sharing Trust.

Pursuant to the grant of an irrevocable proxy dated May 30, 1996,  Messrs.
  Stephen P. Conway and Jerry B. Conway, or either of them, are entitled to vote these 759,477 shares of Class A Stock on all matters that Pennzoil Products Company is entitled to vote; provided however, Pennzoil Products Company retains all rights to vote such shares with respect to the following matters which may come before the shareholders:

     After five (5) years from May 30, 1996, the election of Directors;

     The sale, lease, exchange or disposition of all or substantially all of the property and assets of the Company; and

     A merger, consolidation, liquidation, dissolution or winding-up of the Company.

This includes the shares directly and/or beneficially owned by Messrs.
  Stephen P. Conway, Jerry B. Conway, D. Fredrico Fazio and Anthony J. Beisler, III, set forth in the footnote above, as well as 101,000 warrants and options to purchase additional shares held by the remaining executive officers of the Company who are the only directors and executive officers that beneficially own shares of Class A Stock or Class B Stock.

                                     PROPOSAL 1

                                ELECTION OF DIRECTORS

Nominees

  The Company's Bylaws provide for four directors. Each director elected at the Annual Meeting will serve for a term expiring at the 1998 Annual Meeting of Shareholders, expected to be held in May 1998, or until his successor has been duly elected and qualified. The nominees for election are Stephen P. Conway, Jerry B. Conway, Anthony J. Beisler, III and D. Fredrico Fazio.

  At the Annual Meeting, directors will be elected by a plurality of the votes cast by holders of Class A Stock and Class B Stock, voting as a single group. Unless contrary instructions are indicated on the enclosed proxy, all shares of Class A Stock represented by valid proxies will be voted in favor of the four nominees named herein.

  Messrs. Stephen P. Conway and Jerry B. Conway directly or indirectly own all of the 702,155 outstanding shares of Class B Stock, and directly or indirectly own or by irrevocable proxy control the voting rights of 895,836 shares of the Class A Stock eligible to be cast on the election of directors. Messrs. Anthony J. Beisler, III and D. Fredrico Fazio directly or indirectly own an aggregate of 382,301 shares of Class A Stock. In addition, under the Company's Articles of Incorporation, the holders of Class B Stock are entitled to elect a majority of the directors.

     These four shareholders have advised the Company that they intend to be present at the meeting, and to vote their shares for the election of the four nominees. Since the number of shares of Common Stock held or controlled by these four shareholders represents a total of 69.56% of the votes that may be cast at the Annual Meeting, these shareholders will be able to elect the four nominees, regardless of how the other holders of Class A Stock vote their shares in the election of directors.

  Each of the nominees is a current member of the Board of Directors. See paragraph on "Executive Officers and Directors" set forth below. The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee is unable to accept election, it is intended that proxies will be voted for the remaining nominees, if any, and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

  The Board of Directors recommends that you vote "FOR" all of the above listed nominees for election as directors.

Executive Officers and Directors

  The following table sets forth certain information with respect to the executive officers and directors of the Company:

          Name                  Age                   Position

Stephen P. Conway                45     Chairman of the Board, Chief Executive
                                        Officer, and Secretary

Jerry B. Conway                  43     President, Chief Operating Officer and
                                        Director

Kendall A. Carr                  42     Vice President, Finance and Chief
                                        Financial Officer

R. Lewis Stanford                43     Vice President and Corporate Counsel

David M. Barnett                 31     Vice President, Sales and Marketing

Douglas W. Roan                  50     Vice President, Development

James D. Ridout                  36     Vice President, Operations

Martin Kauffman                  63     Controller, Secretary

D. Fredrico Fazio (1)            56     Director

Anthony J. Beisler, III (1)      54     Director
_______________________

Member of Stock Option Committee of the Board of Directors.

     Stephen P. Conway is the founder of the Company and has served as Chairman of the Board and Chief Executive Officer since the Company was organized in 1990. He is an executive officer and director of each of the Company's subsidiaries as well as the Vice President and a principal shareholder of CFA Management, Inc., ("CFA"), which provides management services to the Company's subsidiaries. Mr. Conway is the majority shareholder and President of Conway Financial Advisors, Inc., Boca Raton, Florida, a Registered Investment Adviser, and Financial Assets Corporation, a securities broker-dealer in Boca Raton.

  Jerry B. Conway has been the President, Chief Operating Officer, and Director of the Company since the Company was organized in 1990. He is an executive officer and director of each of the Company's subsidiaries, as well as President and principal shareholder of CFA. Mr. Conway oversees and directs the day to day management of the Company. He has worked in the retail service industry for over twenty-four years, and has been involved specifically with Jiffy Lube since 1986. He is a high honor graduate of Michigan State University.

     Kendall A. Carr is the Vice President of Finance and Chief Financial Officer for the Company. He started with the Company in January 1996. Mr. Carr served as Controller for Limitorque Corporation from 1988 until 1993. From 1993 through 1994, Mr. Carr served as the Chief Financial Officer for Walter Kidde Portable Equipment, Inc. and in 1995 he served as the Controller of Precision Concepts, Inc. He graduated summa cum laude from SUNY at Buffalo, and received his MBA from James Madison University. He is a licensed CPA.

     R. Lewis Stanford is the Vice President and Corporate Counsel for the Company since September 1995. From 1992 until joining the Company, Mr. Stanford was associated with the law firm of Moore & Van Allen, PLLC, where he had a general corporate practice. Mr. Stanford graduated with highest honors and highest distinction from the University of North Carolina at Chapel Hill and received his JD with honors from the University of North Carolina School of Law in 1992. Mr. Stanford has worked in the auto industry and legal profession for sixteen years.

  David M. Barnett has served as Vice President of Marketing since October 1993. Prior to his appointment as a Vice President, he served as the director of sales and marketing from February 1991. Before joining the Company, Mr. Barnett was employed in the advertising industry as an account service executive, and is a graduate of North Carolina State University.

     Douglas W. Roan has served as the Vice President of Development since October 1993. Prior to his appointment as Vice President he served as Director of Development for the Company from 1987. Mr. Roan has worked in the construction and development field for twenty five years in various regions of the United States.

  James D. Ridout has served as the Vice President of Operations since 1993. Prior to his appointment as Vice President, he served as Director of Operations, Regional Manager, District Manager and Manager for the Company. Mr. Ridout has been with the Company since 1987, and has worked in the quick lube industry since 1983.

  Martin Kauffman has served the Company as the Controller since 1987. He has had extensive financial experience during his previous twenty year employment with Exxon Corporation. Mr. Kauffman is a licensed CPA, and is a graduate of Rutgers University.

     D. Fredrico Fazio has been a director of the Company since 1991. He is the managing partner of the civil trial law firm of Fazio, Dawson, DiSalvo, Cannon, Abers & Podrecca, in Fort Lauderdale, Florida. Mr. Fazio is also involved in real estate development in Fort Lauderdale, Florida. He is not actively engaged in the day to day operations of the Company.

     Anthony J. Beisler, III has been a director of the Company since 1991. He practices law, specializing in insurance defense, with Beisler & Beisler, Fort Lauderdale, Florida. He is not actively engaged in the day to day operations of the Company.

Meetings and Committees of the Board of Directors

  During the fiscal year ended December 31, 1996, the Company's Board of Directors held six meetings and took certain actions by unanimous written consent. During 1996, no director attended fewer than 75% of the number of meetings of the Board of Directors held during the period.

  Messrs. Fazio and Beisler serve as members of the Stock Option Committee of the Board which was formed in December 1994. The principal functions of this committee are to make stock option and other stock-based awards under the Company's 1991 Non-Qualified Stock Plan and the Omnibus Stock Plan. This committee met two times in 1996.

Compensation of Directors

  The compensation received by Messrs. Stephen P. Conway and Jerry B. Conway (set forth below) are intended to compensate them for their services as Directors. The remaining directors, Messrs. Fazio and Beisler, are not employed by the Company or any of its affiliates. In 1996, Messrs. Fazio and Beisler received 500 Class A shares each for service as directors.

Executive Compensation

  The table sets forth the compensation received by the Company's Chief Executive Officer and the Company's President (collectively, the "Named Executive Officers") for services in all capacities for the fiscal years ended December 31, 1996, 1995 and 1994. No other executive officer received compensation in these years in excess of $100,000.

SUMMARY COMPENSATION TABLE

               Annual Compensation (1)

Name and Principal Position            Year    Salary ($)

Stephen P. Conway                      1996     $279,500
  Chairman of the Board, Chief         1995     $280,077
  Executive Officer, and Secretary     1994     $282,420

Jerry B. Conway                        1996     $376,166
  President, Chief Operating           1995     $374,476
  Officer and Director                 1994     $286,749

_________________________

The annual compensation of these officers was paid by CFA Management, Inc., a corporation owned by the Named Executive Officers that provides management services to the Company and its subsidiaries. (See also "Compensation Report of Board of Directors" and "Certain Transactions.")

Compensation Report of Board of Directors

  The Company does not have a Compensation Committee. The Board of Directors (the "Board") delegates to the Named Executive Officers the determination of the cash compensation of executive officers other than the cash compensation of the Named Executive Officers and Mr. Kauffman. Beginning in December 1994, the Stock Option Committee of the Board (the "Option Committee"), comprised of Messrs. Fazio and Beisler, was established to grant options and other stock-based awards to executive officers and other key employees under the Company's stock plans.

  Stephen P. Conway, the Company's Chief Executive Officer, Jerry B. Conway, the Company's President and Chief Operating Officer, and Martin Kauffman, the Company's Controller, do not receive cash compensation from the Company and the Board does not review or determine their cash compensation. For their services to the Company and its affiliates in all capacities, these executive officers are compensated by CFA Management, Inc., a corporation owned by Messrs. Stephen and Jerry Conway that provides management services to the Company and its subsidiaries. All other executive officers are compensated by the Company. Their cash compensation is determined by the Named Executive Officer based primarily on a subjective evaluation of their performance.

Stock and Option Awards

  No stock options or other stock-based awards were granted to the Named Executive Officers in 1996. In August 1996, options to purchase 2,500 shares of Class A Stock were granted under the Company's Omnibus Stock Plan to each of Messrs. Stanford, Carr, Ridout, Roan and Barnett. These options are exercisable at $8.00 per share, and vest in installments of 20% per year beginning in August 1997.

  In 1996, D. Fredrico Fazio and Anthony J. Beisler III, outside directors of the Company, were each granted 500 shares of Class A Stock under the Company's 1995 Outside Director's Stock Award Plan. These directors are entitled to vote the shares subject to the awards and to receive any dividends payable on such shares from the date of the grant, but are not permitted to sell or otherwise dispose of the shares until six months after the grant date.

   The options and awards were granted in recognition of the contribution which these officers and directors made to the operations of the Company in 1996, and to provide them with an incentive to contribute to the future success of the Company.

                              Board of Directors

                               STEPHEN P. CONWAY, Chairman
                               JERRY B. CONWAY
                               D. FREDRICO FAZIO
                               ANTHONY J. BEISLER, III


Compensation Committee Interlocks and Insider Participation

  Messrs. Stephen and Jerry Conway are the only members of the Board who serve as executive officers of the Company. These officers have ownership interests in, and are executive officers of, corporations that engaged in transactions with the Company or its subsidiaries in 1996.

APPOINTMENT OF INDEPENDENT AUDITORS

  KPMG Peat Marwick, LLP have been selected by the Board of Directors for reappointment as the independent auditors for the Company. KPMG Peat Marwick, LLP were the independent auditors for the Company for the year ended December 31, 1996. Representatives of the independent auditors are expected to attend the 1997 Annual Meeting. As such, they will be available to respond to shareholder questions at the meeting.

CERTAIN TRANSACTIONS

  Each of the Company's subsidiaries has entered a management agreement with CFA pursuant to which CFA, as an independent contractor, operates, manages and maintains the subsidiaries' Jiffy Lube service centers. The agreements with each subsidiary continue until the termination of its franchise agreements with Jiffy Lube International, Inc. For its services, CFA receives an amount equal to a percentage (approximately 25% in 1996) of the annual net sales of each service center operated by a subsidiary. Pursuant to these management agreements, CFA received management fees of $804,815 in 1996.

  The Company purchases gasoline and engine additive products, rubber flooring, emission analysis gases, and T-Tech transmission service equipment from OH Distributors, Inc., a corporation owned by Messrs. Stephen and Jerry Conway. During 1996, the Company's purchases of these products totaled $250,964. At least annually, the Company solicits bids or comparisons from a minimum of two other sources (assuming other sources are available for that particular product) for representative pricing for each product being purchased by the Company from OH Distributors to ensure competitive pricing on such purchases.

  The Company purchased oil, oil filters and other inventory items from Pennzoil Products Company (PPC) in the amount of $3,957,925 during the year ended December 31, 1996. In addition to these purchases, the Company paid rent in the amount of $92,556 and dividends on preferred stock of $133,287 to PPC during the year ended December 31, 1996. Included in accounts payable at December 31, 1996 was an amount due of $829,879.

  The Company paid or received the following amounts to Jiffy Lube International, a subsidiary of PPC, during the year ended December 31, 1996:

                                         Paid (Received)

       Royalties                          $ 1,514,977
       Rent                                 2,160,160
       Operating expenses                     293,757
       License and franchise fees             257,500
       Fleet payments                      (1,305,621)
       Grand opening rebates                 (110,304)
       Sears charge credits                  (100,950)

CORPORATE PERFORMANCE GRAPH

     The following chart presents comparisons of cumulative feturns for the Company's Class A Stock, the NASDAQ Composite Index, and teh Wilshire SmallCap Growth Index. The graph is shown for 1995 and 1996 since the Company's stock was not traded prior to 1995. The annual changes to the periods shown are based on the assumption that $100 had been invested in the Company's stock and each index respectively on December 31, 1995, and that all quarterly dividends were re-invested at the average of the closing stock prices at the beginning and end of the quarter.
_______________________________________________________________________________

                                              1995             1996
                                              ____             ____

             Lucor, Inc.                    $100.00           $106.93
             NASDAQ Composite                100.00            122.71
             Wilshire SmallCap               100.00            113.75


STOCK PLANS

     The Company's 1991 Non-Qualified Stock Plan was approved by the Board of Directors in 1991 and amended by the Board in December 1994 (the "Non-Qualified Plan"). In December 1994, the Board of Directors adopted an
Omnibus Stock Plan (the "Omnibus Plan") and on April 4, 1995, the Board of Directors adopted an Outside Directors' Stock Award Plan (the "Directors Plan"). The Omnibus Plan and the Directors' Plan were approved by the holders of the Company's Class B Stock on April 4, 1995. An amendment to increase the number of shares that may be awarded under the Omnibus Plan was approved as of December 17, 1996. Under the Company's Articles of Incorporation (the "Articles"), the holders of Class A Stock are not entitled to vote on the approval of these plans.

                                   OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                           SECTION 16(a) BENEFICIAL OWNERSHIP
                                REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Class A and Class B Stock, to file initial reports of ownership and reports of changes in ownership of the Common Stock with the Commission. Officers, directors and greater than ten percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16 (a) forms they file.

     To the Company's knowledge, based solely on its review of the copies of such reports received by the Company and written representations from certain reporting persons that no other reports were required for those persons, during fiscal 1996, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent shareholders were complied with.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal at the 1998 Annual Meeting to Shareholders must deliver the proposal in writing to the Company's Secretary at the Company's principal executive offices on or before December 22, 1997.

FORM 10-K

     A copy of the Company's 10-K Report for the year ended December 31, 1996 accompanies this Proxy Statement.

                               By Order of the Board of Directors,

                               /s/ Stephen P. Conway

                               Stephen P. Conway,
                               Chairman and Chief Executive Officer
Raleigh, North Carolina
April 11, 1997

                                   LUCOR, INC.

                          PROXY SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF LUCOR, INC.


  The undersigned hereby appoints Stephen P. Conway and Jerry B. Conway, and each of them, proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Lucor, Inc. (the "Company"), to be held at 7:00 p.m., local time, on May 14, 1997, at its offices located at 790 Pershing Road, Raleigh, North Carolina, and at any adjournments thereof, to vote the number of shares which the undersigned would be entitled to vote if present in person in such manner as such proxies may determine, and to vote on the following proposals as specified below by the undersigned.


(1)  Election of Directors:


     ___VOTE FOR all nominees listed below          ___WITHHOLD AUTHORITY to
       (except as marked to the contrary below).       vote for all nominees
                                                       listed below.


Stephen P. Conway  Jerry B. Conway   D. Fredrico Fazio  Anthony J. Beisler, III


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)


___________________________________________________________________


     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IN THE ABSENCE OF SPECIFIED DIRECTIONS, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY. The proxies are also authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.


                    If signing as attorney, administrator, executor, guardian, trustee or as a custodian for a minor, please add your title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, please sign in the partnership's name.


                    X_________________________________________________________

                    Printed
                    Name______________________________________________________


                    X_________________________________________________________

                    Printed
                    Name______________________________________________________


                    Dated
                    ____________________________________________________, 1997